Exhibit 99.1

Inspirato Announces 2023 Revenue and Adjusted EBITDA within Previously Guided Ranges, Provides 2024 Guidance

DENVER, March 5, 2024 (GLOBE NEWSWIRE) – Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel club, today announced its 2023 fourth quarter and full-year results and provided 2024 guidance aimed at improving its path to profitability.

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain additional non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.

2023 Fourth Quarter and Full-Year Highlights:

●	Full-year total revenue was within the Company’s previously provided guidance range of $320 to $340 million. Total revenue of $70.7 million in the fourth quarter and $329.1 million for the full year, representing year-over-year decreases of 18% and 5%, respectively.
●	Total Nights Delivered per member increased 2% in 2023 compared to 2022. Total Nights Delivered of 40,600 in the fourth quarter and 185,000 for the full-year 2023, representing year-over-year decreases of 14% and 1%, respectively.
●	Residence occupancy in the fourth quarter and full year of 2023 of 65% and 72%, respectively, compared to 73% and 81% in the comparable 2022 periods. Residence average daily rates (“ADR”) were approximately $1,700 and $1,800 in the fourth quarter and full-year 2023 periods, respectively, compared to approximately $1,900 and $1,800 in the comparable 2022 periods.
●	Total Active Subscriptions of approximately 13,800 as of December 31, 2023, were comprised of approximately 11,300 Inspirato Club subscriptions and approximately 2,500 Inspirato Pass subscriptions. More than 75% of new sales made in 2023 were for contract terms of two years or more.
●	Launched Inspirato Rewards, the Company’s first ever loyalty program, in August 2023. As of December 31, 2023, approximately 47% of Inspirato members had earned Rewards status based on 2023 annual spend of at least $20,000.

●	Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”) had fourth quarter contracted sales of $2.1 million and $2.8 million, respectively. For the full year 2023, IFG and IFB had contracted sales of $9.6 million and $14.5 million, respectively. Additionally, IFG sold more than 3,000 travel and membership packages in its first full year of operations, which are not included in the Company’s subscription count.
●	Net loss of $15.9 million in the fourth quarter of 2023, compared to a net loss of $14.6 million in the fourth quarter of 2022. Full-year 2023 net loss was $93.9 million compared to a net loss of approximately $51.1 million in 2022. The fourth quarter and full year 2023 net loss included asset impairments predominantly related to properties in one geographic location of $6.5 million and $40.8 million, respectively.
●	Full-year 2023 Adjusted EBITDA loss, a non-GAAP financial measure defined below, was favorable compared to the Company’s previously provided guidance range of an Adjusted EBITDA loss between $30 million and $45 million. Adjusted EBITDA loss of $5.4 million in the fourth quarter of 2023 and $29.3 million for the full-year 2023 compared to Adjusted EBITDA losses of $9.5 million and $32.1 million in the comparable 2022 periods.

Management Commentary

“I’m excited about our positioning heading into 2024,” commented Chief Executive Officer, Eric Grosse. “While 2023 was largely characterized by our portfolio optimization efforts and cost control initiatives, I expect 2024 to be a year in which Inspirato returns to its roots by simplifying the business with a renewed focus on our value proposition, ultimately resulting in a reinvigorated member base. Our core remains strong and our value-proposition to members continues to improve, as evidenced by the early success of Inspirato Rewards and the recent modifications to Inspirato Pass.”

Chief Financial Officer, Robert Kaiden, added, “We have delivered results in-line or above our internal expectations for the past two quarters and look to continue building a track record of execution in 2024. Our top priority in 2024 is to reach breakeven, on an Adjusted EBITDA basis, by executing a plan that is grounded on achievable goals. Should we succeed, we not only expect to deliver periods of EBITDA profitability in 2024, but will have set the stage for profitable growth in the future with solid financial strength and adequate liquidity.”

2024 Guidance

For 2024, Inspirato anticipates total revenue between $275 million and $305 million and Adjusted EBITDA between a loss of $15 million and income of $5 million. The Company expects to benefit from its recent portfolio optimization efforts and cost control initiatives, resulting in periods of profitability on an Adjusted EBITDA basis, including the first quarter of 2024. Total cash operating expenses are expected to decline by approximately 5-12% year-over-year to a range of $115 million to $125 million.

In 2024, the Company plans to focus on better aligning its current offerings to its short- and long-term priorities of profitable operations, improved member engagement and increased travel revenue per member. As a result of this realignment, the Company anticipates a reduction of its Pass member base by a similar amount as 2023 and to exit the year with a similar amount of Club members as year-end 2023.

In 2023, Inspirato reduced the asking ADR on new bookings in both its residences and hotels, contributing to an expected year-over-year decrease of 5-10% in 2024 residence and hotel ADRs. The combination of Inspirato Rewards and reduced residence ADRs led to a slight increase year-over-year in reservations and nights booked per member to exit 2023 and begin 2024. In February 2024, that trend reversed, resulting in the Company expecting a slight decrease in residence revenue on a year-over-year basis. 2024 hotel revenue is expected to decrease by 5-10% year-over-year due to aforementioned decreases in anticipated hotel ADRs and fewer expected hotel nights delivered.

The Company currently expects its strategic partnership with Capital One Ventures to begin a multi-phased launch in the second half of 2024. Accordingly, 2024 guidance contains minimal expected revenue associated with the strategic partnership as future travel revenue is expected to be recognized as travel is delivered, predominantly beginning in 2025.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause Inspirato’s actual results to differ materially from these forward-looking statements.

Forward-looking Adjusted EBITDA is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on Inspirato’s future GAAP results.

2023 Financial Results and Operational Metrics

The following table provides the components of gross margin for the periods ended December 31, 2022 and 2023:

	Three Months Ended December 31,			Year Ended December 31,
(Unaudited, in millions)	2022	2023	% Change	2022	2023	% Change
Travel revenue	$46.5	$38.1	(18.1)%	$198.9	$190.3	(4.4)%
Subscription revenue	39.3	31.7	(19.3)%	145.7	137.6	(5.5)%
Rewards and other revenue	0.8	0.9	12.5%	1.0	1.2	28.2%
Total revenue	86.6	70.7	(18.4)%	345.5	329.1	(4.8)%
Cost of revenue	60.7	51.4	(15.3)%	228.4	233.9	2.4%
Asset impairments	0.9	6.5	n/m	0.9	40.8	n/m
Gross margin	$25.0	$12.8	(48.7)%	$116.2	$54.4	(53.2)%
Gross margin (%)	29%	18%	N/A	34%	17%	N/A

n/m = not meaningful

The following table provides a breakdown of Nights Delivered, Occupancy and ADR for the periods ended December 31, 2022 and 2023:

	Three months ended December 31,			Year ended December 31,
	2021	2022	2023	2021	2022	2023
Residences
Paid Nights Delivered	16,000	14,500	14,100	61,100	67,800	61,400
Total Nights Delivered	24,800	27,700	24,400	94,800	114,900	111,600
Occupancy	84%	73%	65%	88%	81%	72%
ADR	$1,693	$1,923	$1,687	$1,557	$1,825	$1,825

Hotels
Paid Nights Delivered (1)	8,600	10,400	9,600	29,300	38,900	41,900
Total Nights Delivered (1)	14,300	19,500	16,200	48,200	72,700	73,400
Occupancy (2)	77%	70%	70%	79%	79%	72%
ADR (2)	$956	$970	$925	$962	$970	$935

Total
Paid Nights Delivered (1)	24,600	24,900	23,700	90,500	106,600	103,300
Total Nights Delivered (1)	39,100	47,200	40,600	143,000	187,600	185,000
Occupancy (2)	82%	72%	67%	85%	80%	72%
ADR (2)	$1,364	$1,513	$1,464	$1,364	$1,513	$1,464
(1)	Includes net rate hotel nights as we are monitoring the usage of all property types, which is inclusive of both at-risk and net rate hotel nights, for our members.
(2)	Excludes net rate hotel nights as we are in charge of the occupancy and ultimate financial responsibility of these hotels and, as such, we closely manage the occupancy rates of these at-risk hotel nights. Net rate hotels do not have a total number of nights available and, therefore, are excluded.

Reconciliation of Non- GAAP Financial Measures

In addition to Inspirato’s results determined in accordance with GAAP, Inspirato uses Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of its overall assessment of performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its Board concerning our business and financial performance. Inspirato believes that these non-GAAP financial measures provide useful information to investors about its business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by its management in their financial and operational decision making. Inspirato is presenting these non-GAAP financial measures to assist investors in seeing its business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in Inspirato’s financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

Inspirato provides a reconciliation of Adjusted Net Loss, Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. Inspirato encourages investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted Net Loss. Adjusted Net Loss is a non-GAAP financial measure that Inspirato defines as net loss and comprehensive loss less fair value gains and losses on financial instruments and asset impairments.

The above items are excluded from Inspirato’s Adjusted Net Loss measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that Inspirato defines as net loss less interest, income taxes, depreciation and amortization, equity-based compensation expense, fair value gains and losses on financial instruments, asset impairments and public company readiness expenses.

The above items are excluded from Inspirato’s Adjusted EBITDA measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Free Cash Flow. Inspirato defines Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment and development of internal-use software. Inspirato believes that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations, after purchases of property and equipment and development of internal-use software, that can be used for strategic initiatives.

See below for reconciliations of non-GAAP financial measures.

Key Business and Other Operating Metrics

Inspirato uses a number of operating and financial metrics, including the following key business metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and business plans, and make strategic decisions. Inspirato regularly reviews and may adjust processes for calculating its internal metrics to improve their accuracy.

Active Subscriptions. Inspirato uses Active Subscriptions to assess the adoption of its subscription offerings, which is a key factor in assessing penetration of the market in which it operates and a key driver of revenue. Inspirato defines Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which Inspirato expects payment for renewal.

Total Nights Delivered. Total Nights Delivered includes all Paid, Inspirato Pass, Inspirato for Good, Inspirato for Business, employee and other complimentary nights in all residences or hotels.

Inspirato Incorporated

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
Revenue	$86,627	$70,710	$345,530	$329,100
Cost of revenue (including depreciation of $855 and $2,245 in 2022 and $2,036 and $6,090 in 2023, respectively)	60,708	51,444	228,401	233,942
Asset impairments	925	6,496	925	40,844
Gross margin	24,994	12,770	116,204	54,314
General and administrative (including depreciation of $0 and $0 in 2022 and $690 and $690 in 2023)	16,518	15,879	65,807	72,117
Sales and marketing	8,216	8,496	39,368	32,884
Operations	10,484	3,518	42,372	28,125
Technology and development	4,385	1,965	14,219	11,330
Depreciation and amortization	1,026	781	3,191	3,773
Interest (income) expense, net	(19)	(71)	188	1,133
(Gain) loss on fair value instruments	(1,329)	(1,825)	1,696	(2,368)
Other (income) expense, net	92	76	(355)	457
Loss and comprehensive loss before income taxes	(14,379)	(16,049)	(50,282)	(93,138)
Income tax expense (benefit)	210	(188)	799	721
Net loss and comprehensive loss	(14,589)	(15,861)	(51,081)	(93,859)
Net loss and comprehensive loss attributable to noncontrolling interests	8,007	7,076	27,024	42,104
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(6,582)	$(8,785)	$(24,057)	$(51,755)

Loss Attributable to Inspirato Incorporated per Class A Share
Basic and diluted weighted average Class A shares outstanding	2,956	3,500	2,616	3,380
Basic and diluted net loss attributable to Inspirato Incorporated per Class A share	$(2.23)	$(2.51)	$(9.20)	$(15.31)

Inspirato Incorporated

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	December 31,
	2022	2023

Assets
Current assets
Cash and cash equivalents	$80,278	$36,566
Restricted cash	1,661	5,700
Accounts receivable, net	3,140	3,306
Accounts receivable, net – related parties	663	842
Prepaid member travel	19,915	20,547
Prepaid expenses	10,922	6,135
Other current assets	302	1,744
Total current assets	116,881	74,840
Property and equipment, net	18,298	19,504
Goodwill	21,233	21,233
Right-of-use assets	271,702	209,702
Other noncurrent assets	2,253	5,448
Total assets	$430,367	$330,727

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$36,086	$22,748
Deferred revenue	167,733	160,493
Lease liabilities	74,299	61,953
Total current liabilities	278,118	245,194
Deferred revenue, noncurrent	18,321	17,026
Lease liabilities, noncurrent	208,159	196,875
Convertible note	—	23,854
Warrants	759	48
Other noncurrent liabilities	—	2,428
Total liabilities	505,357	485,425

Commitments and contingencies

Equity (Deficit)
Class A common stock, par value $0.0001 per share, 50,000 shares authorized, 3,136 and 3,537 shares issued and outstanding as of December 31, 2022 and December 31, 2023, respectively	6	7
Class B common stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of December 31, 2023		—
Class V common stock, $0.0001 par value, 25,000 shares authorized, 3,068 and 2,907 shares issued and outstanding as of December 31, 2022 and December 31, 2023, respectively	6	6
Preferred stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of December 31, 2022 and December 31, 2023	—	—
Additional paid-in capital	245,652	255,527
Accumulated deficit	(233,931)	(285,782)
Total equity (deficit) excluding noncontrolling interest	11,733	(30,242)
Noncontrolling interests	(86,723)	(124,456)
Total equity (deficit)	(74,990)	(154,698)
Total liabilities and equity (deficit)	$430,367	$330,727

Inspirato Incorporated

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2022	2023
Cash flows from operating activities:
Net loss	$(51,081)	$(93,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,436	10,553
Note financing costs included in interest expense, net	—	1,859
Loss on disposal of fixed assets	207	685
(Gain) loss on fair value instruments	1,696	(2,368)
Asset impairments	925	40,844
Equity‑based compensation	8,802	13,652
Amortization of right-of-use assets	88,098	87,623
Changes in operating assets and liabilities:
Accounts receivable, net	(751)	(370)
Accounts receivable, net – related parties	(277)	(179)
Prepaid member travel	930	432
Prepaid expenses	(4,577)	1,421
Other assets	(725)	(1,955)
Accounts payable and accrued liabilities	(4,078)	(6,123)
Deferred revenue	(5,209)	(13,614)
Lease liabilities	(85,085)	(89,775)
Deferred rent	—	—
Other liabilities	—	(219)
Net cash used in operating activities	(45,689)	(51,393)

Cash flows from investing activities:
Development of internal-use software	(5,420)	(5,819)
Purchase of property and equipment	(8,850)	(6,305)
Net cash used in investing activities	(14,270)	(12,124)

Cash flows from financing activities:
Repayments of debt	(27,267)	—
Proceeds from debt	14,000	25,000
Payments of financing costs for Note	—	(1,859)
Common unit redemptions	—	—
Preferred unit redemptions	—	—
Proceeds from reverse recapitalization	90,070	—
Payments of reverse recapitalization costs	(23,899)	—
Proceeds from issuance of Class A common stock	5,000	105
Payments of employee taxes for share based awards	(669)	(178)
Proceeds from option exercises	1,894	776
Distributions	(184)	—
Net cash provided by financing activities	58,945	23,844

Net decrease in cash, cash equivalents and restricted cash	(1,014)	(39,673)
Cash, cash equivalents and restricted cash – beginning of year	82,953	81,939
Cash, cash equivalents and restricted cash – end of year	$81,939	$42,266

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2023	2022	2023
Net loss and comprehensive loss	$(14,589)	$(15,861)	$(51,081)	$(93,859)
Interest (income) expense, net	(19)	(71)	188	1,133
Income tax expense (benefit)	210	(188)	799	721
Depreciation and amortization	1,881	3,507	5,436	10,553
Equity-based compensation	3,373	2,578	8,802	13,652
(Gain) loss on fair value instruments	(1,329)	(1,825)	1,696	(2,368)
Asset impairments	925	6,496	925	40,844
Public company readiness costs	—	—	1,092	—
Adjusted EBITDA	$(9,548)	$(5,364)	$(32,143)	$(29,324)
Adjusted EBITDA Margin (1)	(11.0)%	(7.6)%	(9.3)%	(8.9)%

(1)We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Net Loss to Adjusted Net Loss (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2023	2022	2023
Net loss and comprehensive loss	$(14,589)	$(15,861)	$(51,081)	$(93,859)
Asset impairments	925	6,496	925	40,844
(Gain) loss on fair value instruments	(1,329)	(1,825)	1,696	(2,368)
Adjusted Net Loss	$(14,993)	$(11,190)	$(48,460)	$(55,383)

Reconciliation of Free Cash Flow (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2023	2022	2023
Net cash provided by (used in) operating activities	$2,590	$(5,988)	$(45,689)	$(51,393)
Development of internal-use software	(2,673)	105	(5,420)	(5,819)
Purchase of property and equipment	(1,732)	(1,498)	(8,850)	(6,305)
Free Cash Flow	$(1,815)	$(7,381)	$(59,959)	$(63,517)

2023 Fourth Quarter and Year-End Earnings Call and Webcast

The Company invites you to join Eric Grosse, Chief Executive Officer, and Robert Kaiden, Chief Financial Officer, for a conference call on Wednesday, March 6 to discuss its 2023 fourth quarter and year-end operating and financial results.

To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at https://investor.inspirato.com. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.

Conference Call and Webcast:

Date/Time: Wednesday, March 6, 2024 at 11am ET
Webcast: https://edge.media-server.com/mmc/p/doed73p7

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, X, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s hopes, beliefs, intentions or strategies regarding the future or our future events or our future financial or operating performance. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would”, “guidance” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example, statements about: future financial performance (particularly in “2024 Guidance”), and future business, strategic and operational initiatives and results. These forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those expressed in or implied by the forward-looking statements. These risks and uncertainties may relate to, among other things:

●	Our partnership with Capital One Services, LLC (“Capital One”);
●	Our ability to service our outstanding indebtedness and satisfy related covenants;

●	The impact of changes to our executive management team;
●	Our ability to comply with the continued listing standards of Nasdaq or the continued listing of our securities on Nasdaq;
●	Changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;
●	The implementation, market acceptance and success of our business model;
●	Our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;
●	The ability of our services to meet members’ needs;
●	Our ability to compete with others in the luxury travel and hospitality industry;
●	Our ability to attract and retain qualified employees and management;
●	Our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographies;
●	Our ability to develop and maintain our brand and reputation;
●	Developments and projections relating to our competitors and industry;
●	The impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
●	Our future capital requirements and sources and uses of cash;
●	The impact of our reduction in workforce on our expenses;
●	The impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;
●	Our ability to obtain funding for our operations and future growth;
●	Our business, expansion plans and opportunities; and
●	Other factors detailed under the section Risk Factors in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) that will be filed with the Securities and Exchange Commission (“SEC”), those discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of that Form 10-K and those discussed in other documents we file with the SEC.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this press release. Investors should consider the risks and uncertainties described herein and should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the SEC, except as required by law.

Investors should consider the risks and uncertainties described herein and should not place undue reliance on any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com